UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2015

MIRATI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35921	46-2693615
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9363 Towne Centre Drive, Suite 200

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 332-3410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02            Results of Operations and Financial Condition.

We estimate that our cash, cash equivalents and marketable securities were approximately $29.3 million as of December 31, 2014. This amount is preliminary and is subject to completion of financial closing procedures. As a result, this amount may differ from the amount that will be reflected in our consolidated financial statements as of and for the year ended December 31, 2014.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01            Other Events.

We are filing certain information for the purpose of updating various aspects of the descriptions of our business and risk factors contained in our other filings with the Securities and Exchange Commission (“SEC”). A copy of this additional disclosure is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Company disclosure.

Forward-Looking Statements

Certain statements contained in this report, other than statements of fact that are independently verifiable at the date hereof, may constitute forward-looking information and forward-looking statements (collectively “forward-looking statements” within the meaning of applicable securities laws). Such statements, based as they are on the current expectations of management of Mirati and upon what management believes to be reasonable assumptions based on information currently available to it, inherently involve numerous risks and uncertainties, known and unknown, many of which are beyond Mirati’s control. Such statements can usually be identified by the use of words such as “may”, “would”, “believe”, “intend”, “plan”, “anticipate”, “estimate” and other similar terminology, or state that certain actions, events or results “may” or “would” be taken, occur or be achieved. Forward-looking statements in this report include, but are not limited to, statements about:

•                  the initiation, cost, timing, progress and results of our research and development activities, preclinical studies and future clinical trials;

•                  our ability to obtain and maintain regulatory approval for our product candidates, and any related restrictions, limitations, and/or warnings in the label of any approved product candidate;

•                  our ability to obtain funding for our operations;

•                  our plans to research, develop and commercialize our future product candidates;

•                  our strategic partners’ decisions relating to development and commercialization of product candidates;

•                  our ability to attract collaborators with development, regulatory and commercialization expertise;

•                  our ability to obtain and maintain intellectual property protection for our future product candidates;

•                  the size and growth potential of the markets for our future product candidates, and our ability to serve those markets;

•                  our ability to successfully commercialize our future product candidates;

•                  the rate and degree of market acceptance of our future product candidates;

•                  our ability to develop sales and marketing capabilities, whether alone or with potential future collaborators;

•                  regulatory developments in the United States and foreign countries;

•                  the performance of our third-party suppliers and manufacturers;

•                  the success of competing therapies that are or become available;

•                  the loss of key scientific or management personnel;

•                  our estimates regarding cash, cash equivalents and marketable securities as of December 31, 2104; and

•                  our other future financial results, capital requirements and need for additional financing.

Whether actual results and developments will conform with our expectations and predictions is subject to a number of risks, assumptions and uncertainties, many of which are beyond our control, and the effects of which can be difficult to predict. These risks include those inherent in drug development, whether Mirati will be able to obtain financing when needed or on favorable terms, and other risks described in Mirati’s filings with the SEC. In evaluating any forward-looking statements in this report, Mirati cautions readers not to place undue reliance on any forward-looking statements. Unless otherwise required by applicable securities laws, Mirati does not intend, nor does it undertake any obligation, to update or revise any forward-looking statements contained in this report to reflect subsequent information, events, results or circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2015	MIRATI THERAPEUTICS, INC.

	By:	/s/ Charles M. Baum, M.D., Ph.D.
Charles M. Baum, M.D., Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Company disclosure.